THE HARTFORD MUTUAL FUNDS, INC. THE HARTFORD MUTUAL FUNDS II, INC. HARTFORD SERIES FUND, INC. HARTFORD HLS SERIES FUND II, INC.	HARTFORD FUNDS EXCHANGE-TRADED TRUST LATTICE STRATEGIES TRUST HARTFORD SCHRODERS OPPORTUNISTIC INCOME FUND

LIMITED POWER OF ATTORNEY

March 15, 2021

The undersigned person does hereby constitute and appoint as his attorney-in-fact and agent Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent, with full and several power of substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission (the “Commission”), registration statements on Form N-1A, Form N-2 or Form N-14, and any amendments thereto (including without limitation pre- and post-effective amendments), all applications for exemptive relief from state or federal regulations, and any and all amendments thereto, and to perform any and all such acts as such attorney-in-fact may deem necessary or advisable to enable the above-referenced investment companies that are registered with the Commission (the “Registrants”) to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith to execute and file all requisite papers and documents; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the relevant Registrant and undersigned person might or could himself or in person, hereby ratifying and confirming all that such attorneys-in-act and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney in the capacity indicated to be effective as of the date first written above.

/s/ David A. Naab David A. Naab	Treasurer (Principal Financial and Principal Accounting Officer)

THE HARTFORD MUTUAL FUNDS, INC. THE HARTFORD MUTUAL FUNDS II, INC. HARTFORD SERIES FUND, INC. HARTFORD HLS SERIES FUND II, INC.	HARTFORD FUNDS EXCHANGE-TRADED TRUST LATTICE STRATEGIES TRUST HARTFORD SCHRODERS OPPORTUNISTIC INCOME FUND

RESOLUTION APPROVING THE POWER OF ATTORNEY

The Boards of Directors/Trustees of the above-referenced registrants approved the Power of Attorney, dated March 15, 2021, by adopting the following resolution:

RESOLVED, that the Power of Attorney, in substantially the form presented at this meeting, appointing Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino, each with full power to act alone, as attorneys-in-fact and agents for the principal financial officer (including any appointed comptroller or principal accounting officer, if any) for the purpose of executing and filing for and on behalf of The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc., Hartford HLS Series Fund II, Inc., Hartford Funds Exchange-Traded Trust, Hartford Schroders Opportunistic Income Fund, and Lattice Strategies Trust (each, a “Registrant”), including the principal financial officer, all requisite documents with the U.S. Securities and Exchange Commission and the offices of the securities administrators of the states and similar jurisdictions of the United States be, and herby is, approved; and it is

FURTHER RESOLVED, that the above-referenced persons appointed as attorneys-in-fact be, and they hereby are, authorized and empowered to take such action as is necessary to carry out the intent of the foregoing resolution, including, but not limited to, executing any required documents on behalf of each Registrant, including its principal financial officer.